                                                                   EXHIBIT 2.1.1

                                 AMENDMENT NO. 1
                                       TO
                            STOCK PURCHASE AGREEMENT
                                  BY AND AMONG
                           O2WIRELESS SOLUTIONS, INC.,
                                O2WIRELESS, INC.
                                       AND
                                JEFFREY D. YOUNG

         This Amendment No. 1 to the Stock Purchase Agreement dated as of January 2, 2001 (the "Amendment"), is made and entered into this 13th day of March, 2001, by and among o2wireless Solutions, Inc., a Georgia corporation ("o2wireless"), o2wireless, Inc., a Georgia corporation ("Buyer"), and Jeffrey
D. Young ("Shareholder") being the sole shareholder of Young & Associates, Inc., a Nevada corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, o2wireless, Buyer and the Shareholder entered into that certain Stock Purchase Agreement dated as of January 2, 2001 (the "Stock Purchase Agreement"); and

         WHEREAS, the parties thereto, desire to amend the Stock Purchase Agreement as provided herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby amend the Stock Purchase Agreement as follows:

         (1) Section 1.2(a) of the Stock Purchase Agreement shall be amended by replacing the phrase "303,282 shares" with "314,044 shares".

         (2) Section 1.2(b) of the Stock Purchase Agreement shall be amended by replacing "$9,590,750" with "$9,684,500".

         (3) Section 6.10 of the Stock Purchase Agreement is hereby deleted in its entirety, and the following text is inserted in lieu thereof:

                           "6.10 Assumption of Bonus Plan. o2wireless shall
                  assume as a liability the obligations of the Company described in Exhibit I attached hereto (the "Bonus Plan") providing for the issuance of 184,502 shares of o2wireless common stock and the payment of $1,362,500 in cash to certain employees of the Company."

         (4) Except as otherwise provided herein, all terms and provisions of the Stock Purchase Agreement shall remain in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the parties hereto have executed, or caused this
Amendment to be executed by their officers thereunto duly authorized, as of the date and year first above written. This Amendment may be executed in two or more counterparts which, when taken together, shall constitute a single original.

                                       "O2WIRELESS"

                                       O2WIRELESS SOLUTIONS, INC.



                                       By: /s/ William J. Loughman
                                          --------------------------------------
                                          William J. Loughman, Executive Vice
                                          President and Chief Financial Officer

                                       "BUYER"

                                       O2WIRELESS, INC.



                                       By: /s/ William J. Loughman
                                          --------------------------------------
                                          William J. Loughman, Executive Vice
                                          President and Chief Financial Officer

                                       "SHAREHOLDER"



                                       /s/ Jeffrey D. Young
                                       -----------------------------------------
                                       Jeffrey D. Young